UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2013

CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 871-1484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On February 4, 2013, Citadel Exploration, Inc. (the "Company") entered into and closed a series of subscription agreements pursuant to which the Company raised $1.39 million in cash through the sale, in a private placement, of 4,086,000 shares of its common stock at a price of $0.34 per share.  No commissions were paid in connection with the private placement.  The Company received approximately $1.39 million in gross proceeds from the private placement.

The issuance of shares of the Company's common stock in the private placement was made in reliance on the private offering exemption of Section 4(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provisions of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from each of the investors in the private placement with respect to their status as accredited investors, (iv) the provision of the type of disclosure that registration would provide, and (v) the placement of restrictive legends on the certificates reflecting the shares of common stock.

On February 5, 2013 the Company issued a press release announcing the private placement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release – Dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /S/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: February 8, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated February 5, 2013 announcing $1.39 million private placement